UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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ING EQUITY TRUST ING SERIES FUND, INC.
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ING Funds Update

Fund Changes Effective August 20, 2010	(Subject to shareholder approval
where indicated below)

The following mergers, name change and allocation change are scheduled to become effective on the close of business August 20, 2010.

Fund Mergers

Old Fund	New Fund
ING Strategic Allocation Moderate Fund	ING Capital Allocation Fund
ING Balanced Fund	ING Capital Allocation Fund
ING Strategic Allocation Growth Fund	ING Capital Allocation Fund
ING Opportunistic LargeCap Fund	ING Core Equity Research Fund

Shareholder Approval Required	No Approval Required
ING Balanced Fund to ING Capital Allocation Fund	ING Strategic Allocation Moderate Fund to ING Capital Allocation Fund
ING Opportunistic LargeCap Fund to ING Core Equity Research Fund	ING Strategic Allocation Growth Fund to ING Capital Allocation Fund

Name Change

Old Name	New Name
ING Strategic Allocation Conservative Fund	ING Capital Allocation Fund
(shareholder approval not required)

Allocation Change

Fund Name	Allocation Change—Increase Exposure to:
ING Capital Allocation Fund	ING Alternative Beta Fund
ING Emerging Countries Fund
ING Global Bond Fund
ING Global Equity Dividend Fund
ING High Yield Bond Fund

These changes apply to the retail mutual funds only. The variable portfolios available within variable product and retirement programs will not be changing. Please see the Proxy Statement/Prospectus (where applicable) for detailed information regarding these changes.

Rationale for Fund Changes

•                  The mergers are designed to combine smaller funds to increase the viability of the surviving fund in the marketplace

•                  The name change is being made to match the new target allocation

•                  The allocation change is being made to adapt to current market conditions (please see the new fund allocation grid on the back of this notice)

Expected Lower Expense Ratios

The mergers are expected to result in lower net expense ratios for the shareholders.

A Share Expense Ratios (as of 9/30/09)	Gross	Net
ING Capital Allocation Fund(1),(2),(3)	1.73%	1.15%
ING Strategic Allocation Moderate Fund(1),(2),(3)	1.65	1.20
ING Strategic Allocation Growth Fund(1),(2),(3)	1.87	1.25
ING Balanced Fund(1),(2)	1.49	1.24

ING Core Equity Research Fund(1),(2)	1.25%	1.08%
ING Opportunistic Large Cap Fund(1),(2)	1.75	1.25

See next page for a detailed breakdown of the target allocation changes to ING Capital Allocation Fund.

(1)

The Adviser has contractually agreed to limit expenses of the Fund. This expense limitation agreement excludes interest, taxes, brokerage, and extraordinary expenses and is subject to possible recoupment. Please see the Fund’s prospectus for more information.

(2)	The expense limits will continue through at least October 1, 2010. Expenses are being waived to the contractual cap.

(3)

The Fund’s Acquired (Underlying) Funds Fees and Expenses are based on a weighted average of the fees and expenses of the Underlying Funds in which it invests. The amount of fees and expenses of the Underlying Funds borne by a Fund will vary based on the Fund’s allocation of assets to, and annualized net expenses of, the particular Underlying Funds during the Fund’s fiscal year.

INVESTMENT MANAGEMENT

FOR FINANCIAL PROFESSIONAL USE ONLY. NOT FOR INSPECTION BY, DISTRIBUTION OR QUOTATION TO THE GENERAL PUBLIC.

Allocation Changes for ING Capital Allocation Fund

Underlying Fund
The allocations listed below are target allocations and	Current Target	Expected Target
may vary due to market fluctuation.	Allocation	Allocation
ING Core Equity Research Fund	10	11
ING Tactical Asset Allocation Fund	10	11
ING Growth Opportunities Fund	0	0
ING Equity Dividend Fund	0	0
ING MidCap Opportunities Fund	4	5
ING Small Company Fund	4	4
ING Index Plus International Equity Fund	13	12
ING Global Equity Dividend Fund	0	3
ING Emerging Countries Fund	0	4
ING Global Real Estate Fund	4	5
ING Alternative Beta Fund	0	10
ING Intermediate Bond Fund	50	25
ING High Yield Bond Fund	0	4
ING Global Bond Fund	0	6
ING Institutional Prime Money Market Fund	5	0

General Risks: Exposure to financial and market risks that accompany investments in equities. Markets are volatile and can decline significantly in response to adverse issuer, political, regulatory, market or economic developments. Small cap stocks may be more volatile and less liquid than stocks of larger more established companies.

These and other risks are described more fully in the Funds’ prospectus.

An investor should consider the investment objectives, risks, charges and expenses of the Fund(s) carefully before investing. For a free copy of the Funds’ prospectus, which contains this and other information, visit us at www.ingfunds.com or call ING Funds at 1-800-992-0180. Please read the prospectus carefully before investing.

(800) 992-0180

7337 East Doubletree Ranch Road, Scottsdale, AZ 85258

©2010 ING Investments Distributor, LLC

FFOT-FNDCHGS0810 (0710-070110 ex103110)